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                            EXHIBIT 23

                 CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Continental Materials Corporation and Subsidiaries on Form S-8 (File No. 33-23671) of our report dated March 3, 1999 on our audits of the consolidated financial statements and financial statement schedule of Continental Materials Corporation and Subsidiaries as of January 2, 1999 and January 3, 1998, and for the three years in the period ended January 2, 1999, which reports are included in this Annual Report on Form 10-K.

                                                PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
March 30, 1999